MINERAL MOUNTAIN MINING & MILLING COMPANY

CERTIFICATE OF CORPORATE RESOLUTION

I, Sheldon Karasik, Chairman of the Board and Chief Executive Officer of Mineral Mountain Mining & Milling Company, organized and existing under the laws of Idaho and having its principal place of business at 5968 N. Government Way, Ste. 305, Dalton Gardens, Idaho 83815, hereby certify that the following is a true copy of a resolution adopted by the Board of Directors of the Corporation at a meeting telephonically convened on November 16, 2017 at which a quorum was present and voting throughout and that such resolution is now in full force and effect.

RESOLVED: That the Corporation has hereby adopted By-Laws, a copy of which is appended to this Corporate Resolution.

I further certify that this Corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution.

DIRECTORS:

Sheldon Karasik

Chairman of the Board and Chief Executive Officer

John Ryan

Vice President/Secretary/Treasurer

James Baughman

Vice President/Chief Geologist

Felix Keller

Director

SIGNED:

DATED: November 19, 2017

BY-LAWS

OF

MINERAL MOUNTAIN MINING & MILLING COMPANY

ARTICLE I. NAME, SEAL AND OFFICES, ETC.

Section 1. Name: The name of the corporation is Mineral Mountain Mining & Milling Company.

Section 2. Seal: The seal of the corporation shall be in such form as the Board of Directors shall from time to time prescribe.

Section 3. Offices: The principal place of business of the corporation shall be in the Town of Hilton Head, South Carolina. The office of the registered agent is in Dalton Gardens, Idaho. The corporation may also have offices at such other places as the Board of Directors may from time to time establish and the Board of Directors may likewise change its state of incorporation and office of its registered agent from Idaho to elsewhere.

Section 4. Book of By-Laws: These By-Laws shall be recorded in a book kept at the principal place of business of the corporation, to be known as the Book of By-Laws, and no By-Laws, or repeal or amendment thereof, shall take effect until so recorded. Said book may be inspected at said office by the public during office hours of each day except holidays.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meetings of Shareholders: The annual meeting of the Shareholders for the election of Directors and for such other business as may be laid before such meeting shall be held at such place as the Board of Directors may from time to time select at the third Monday of August unless that day shall be a legal holiday, in which event it shall be held on the next following day which shall not be a legal holiday whether or not mentioned in the notice. Any corporate business may be transacted at such meeting.

Section 2. Special Meetings of Shareholders: Special meetings of the Shareholders may be called at any time by the Board of Directors, and the Shareholders may meet at any convenient place designated in the call for such meeting. If more than eighteen months are allowed to elapse without the annual Shareholders meeting being held, any Shareholder may call such meeting to be held at a convenient place designated in the call for such meeting. At any time, upon written request of any Director or any Shareholder or Shareholders holding in the aggregate one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a special meeting of Shareholders to be held at such time as the Secretary may fix, not less than fifteen nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to

issue such call, the Director or Shareholder or Shareholders making the request may do so.

Section 3. Adjourned Meetings: An adjournment or adjournments of any annual or special meeting may be taken without a new notice being given.

Section 4. Notice of Meetings: A written notice of the time, place and purpose of meetings, including annual meetings, shall be given by the Secretary or other person authorized so to do, to all stockholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting. If such written notice is placed in the United States mail, postage prepaid, addressed to a Shareholder at his last known post office address, notice shall be deemed to have been given him. Notice may also be sent by email to a Shareholder at his last known email address and will be deemed given to him when sent.

Section 5. Waiver of Notice: Notice of time, place and purpose of any meeting of Shareholders may be waived by the written assent of a Shareholder entitled to notice, filed with or entered upon the records of the meeting before or after the holding thereof.

Section 6. INTENTIONALLY LEFT BLANK

Section 7. Waiver of Invalid Call or Notice: When all the Shareholders of this corporation are present at any meeting, however called or notified, and sign a written consent thereto on the record of such meeting, the doings of such meeting are as valid as if had at a meeting legally called and notified.

Section 8. Voting: Every Shareholder shall have the right at every Shareholder's meeting to one vote for every share of stock standing in his or her name on the books of the Corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting, and in voting for Directors, but not otherwise, he may cumulate his votes in the manner and to the extent permitted by the laws of the State of Idaho.

The Board of Directors may fix a time not more than forty days prior to the date of any meeting of the stockholders as the record date as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or transfer agent, shall be furnished, which list shall be open to the inspection of the stockholders.

Shareholders may vote at all meetings, either in person or by proxy appointed by instrument in writing, subscribed by the Shareholders or his duly authorized attorney in fact, executed and filed with the Secretary not less than one day before the meeting which shall be named therein. Shareholders may also be represented at all meetings by persons holding general power of attorney.

At least four hours prior to any meeting, powers of attorney or proxies shall be submitted to the Secretary for examination. The certificate of the Secretary as to the regularity of such

powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting or for organizing the same, and for all other purposes.

Section 9. Quorum: Except as otherwise provided in the Articles of Incorporation at any meeting of the Shareholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all Shareholders shall constitute a quorum. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a Shareholders meeting cannot be organized because a quorum has not attended, those Shareholders present may adjourn the meeting to such time and place as they may determine, but in case of any meeting called for the election for Directors those who attend the second of such adjourned meetings, though less than a majority of the voting powers of all shareholders, shall nevertheless, constitute a quorum for the purpose of electing Directors.

Whenever all Shareholders entitled to vote at any meeting consent, either by writing on the records of the meeting or filed with the Secretary of the Corporation, or by presence at such meeting, an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection from want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all the Shareholders having the right to vote at such meeting and such consent or approval of Shareholders may be by proxy or power of attorney in writing.

ARTICLE III. DIRECTORS

Section 1. Number and Election: The business of the corporation shall be managed by a Board of at least two Directors or of such other number (which shall not be less than two or more than nine) as may be determined from time to time by the Board of Directors. A Director shall hold office for the term of three years and until his successor is elected and qualified, except as hereinafter otherwise provided.

Section 2. Annual Meetings: The Board of Directors may hold its first annual meeting and all subsequent annual meetings, and at such place or telephonically as the Board of Directors may from time to time select, for the purpose of organization, the election of officers, and the transaction of other business. At such meetings the Board shall elect a Chairman/CEO, a Secretary and a Treasurer, and may elect one or more Vice-Presidents, an Assistant Secretary and an Assistant Treasurer.

Section 3. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board/Chief Executive Officer or two Vice-Presidents or by any two members of the Board of Directors.

Section 4. Notice of Meetings: Notice of all Board meetings, except as herein otherwise provided, shall be given either by mail, email, telephone, telegraph, or personal service of notice, oral or written, at such time or times as the person or persons calling the meeting may deem reasonable, but in no event upon less than three days notice. Special meetings of the Board may be held at such place or telephonically as the Board of Directors may from time to time appoint. Notice of any meeting may be waived by any Director entitled to notice before or after the holding thereof by his written or oral assent and the presence of any Director at any meeting, even though without any notice, shall constitute a waiver of notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any Directors' meeting.

Section 5. Quorum: At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided for herein or by law.

If at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice to any absent Director.

Section 6. Removal: A Director may be removed either with or without cause, by two-thirds of the vote of the Shareholders present at a special meeting called for that purpose or by majority vote of the full of Board Directors.

Section 7. Vacancies: Any vacancy in the Board of Directors occurring during the year may be filled for the unexpired portion of the term and until a successor is elected and qualified, either:

(a) at the next annual meeting of Shareholders or at any special meeting of the Shareholders duly called for that purpose and held prior thereto, or

(b) by a majority of the remaining members of the Board.

Section 8. Powers: All the corporate powers, except such as are otherwise provided for in the Articles of Incorporation, in these By-Laws and by the laws of the State of Idaho, shall be, and are, hereby vested in and shall be exercised by the Board of Directors.

Section 9. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to serve during the pleasure of the Board, which Committee shall have and exercise the authority of the Board in the management of the business of the corporation to the extent authorized by said resolution. All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision

or alteration by the Board; providing, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

A majority of the Executive Committee present at a meeting thereof shall constitute a quorum. Vacancies in the Executive committee shall be filled by the Board of Directors. The Executive Committee shall fix its own rules of procedure including the time and place of and method or manner of calling meetings thereof.

Section 10. Compensation: The Directors may at their discretion vote to award themselves compensation for their services as Directors. Said compensation may take the form of stock, warrants, salary or a combination thereof.

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ARTICLE IV. OFFICERS

Section 1. Officers: The Officers of the Corporation shall be a Chief Executive Officer/Chairman, Vice President(s), Secretary and Treasurer, and, in the discretion of the Board of Directors, an Assistant Secretary, and an Assistant Treasurer, each of whom shall be elected at a meeting of and by the Board of Directors.

Any officers may resign by mailing a notice of resignation to the registered office of the Corporation or such other office as may be designated by the Board of Directors, or by orally advising the Board of Directors. To the extent permitted by law, the resignation shall become effective at the time designated in the notice of resignation, but in no event earlier than its receipt by the Secretary or Assistant Secretary of the Corporation.

In case of a vacancy of any of said offices for any reason, the Board of Directors shall at any regular or special meeting elect a successor who shall hold office for the unexpired term of his predecessor. Any three of the offices of Vice-President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer may be combined in one person.

The Board of Directors may appoint such other officers and agents as may be necessary for the business of the corporation.

Any officer or agent may be removed by the Board of Directors whenever in their judgment the interest of the corporation may be served thereby; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 2. Chairman/Chief Executive Officer: The Chairman/Chief Executive Officer shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board are carried into effect, shall execute all deeds, mortgages, bonds or documents authorized by the Board of Directors, and shall sign as Chairman/Chief Executive Officer all certificates of stock, all contracts, and other instruments, in writing, excepting only those which are specifically provided to be signed by others. He shall from time to time as requested report to the Board all the matters within his knowledge of interest to the corporation, and shall also perform such duties as may be required by the State of Idaho, these By-Laws and by order of the Board of Directors.

Section 3. Vice-President: The Vice-President shall be vested with all the powers and

shall perform all the duties of the Chairman/Chief Executive Officer in the absence or disability of the latter.

Section 4. Treasurer: The Treasurer (if the Chairman/Chief Executive Officer so decides) shall be custodian of the corporation's money and securities, and shall deposit and withdraw the same in the corporation's name as directed by the Board of Directors; he shall keep a record of his accounts and report to the Board of Directors as requested.

Section 5. Secretary: The Secretary shall keep a record of the meetings of the Shareholders and Board of Directors. He shall keep the books of certificates of stock, fill out and sign all certificates of stock issued, and make corresponding entries on the margin or stub of such book. He shall keep a debit and credit form, showing the number of shares issued to and transferred by the Shareholders, and the dates thereof. He shall keep the corporate seal and shall affix the same to certificates of stock and other corporate instruments, and shall make such acknowledgements as may be prescribed by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of Shareholders and Board of Directors, and all other notices required by the laws of the State of Idaho, or by these By-Laws.

Section 6. Assistant Treasurer and Assistant Secretary: The Assistant Treasurer and Assistant Secretary shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence of disability of the Treasurer or Secretary as the case may be.

Section 7. Salary: The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting on the resolution providing for the same.

ARTICLE V. STOCK

Section 1. Certificates of Stock: Each Shareholder shall be entitled to a certificate of stock signed by the Chairman/Chief Executive Officer and the Secretary, or by such other officers as are authorized by these By-Laws or by the Board of Directors. When any certificate of stock is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal upon such certification may be facsimiles, engraved or printed.

Certificates of stock shall be numbered in the order of issuance thereof, and, except as prescribed by law, shall be in such form as the Board of Directors may determine.

Section 2. Transfer of Shares: Transfer of shares of stock shall be made on the books of the corporation only by the holder in person or by written power of attorney duly executed and witnessed and upon surrender of the certificate or certificates of such shares.

Section 3. Transfer Agent and Registrar: The Board of Directors may appoint either a transfer agent or registrar, or both of them.

Section 4. Stock Transfer Books: Stock transfer books may be closed for not exceeding forty days next preceding the meeting of shareholders and for the payment of dividends during such periods as may be fixed from time to time by the Board of Directors. During such periods no stock shall be transferable.

Section 5. Lost or Destroyed Certificates: In case of loss or destruction of a certificate of stock of this Corporation, another certificate may be issued in its place upon proof of such loss or destruction and the giving of a bond of indemnity or other security satisfactory to the Board of Directors.

ARTICLE VI. PURPOSE

Section 1.The Company is focused upon developing its mining properties in Alaska and in Wyoming.

ARTICLE VII. REPEAL OR AMENDMENT OF BY-LAWS

Section 1. By the Shareholders: The By-Laws may be repealed or amended or new By-Laws may be adopted at any annual Shareholder's meeting, or at any special meeting of the Shareholders called in whole or in part for that purpose, by a vote representing a majority of the shares represented at the meeting, or amendment or repeal may be by the written consent of two-thirds of the shareholders of the Company.

Section 2. By the Directors: The Board of Directors, by a majority of the whole Board of Directors at any meeting thereof, shall have the power to repeal and amend these By-Laws and to adopt new By-Laws.

The foregoing By-Laws were adopted at a Board of Directors telephonic meeting of the corporation held on the 16th day of November 2017 by a majority vote of the whole Board of Directors. I, the undersigned, constituting the Chairman/Chief Executive Officer of the above named corporation, certify that the foregoing is a true and exact copy of the By-Laws of the Corporation, duly adopted at the meeting of the Directors of the Corporation held telephonically on the 16th of November, 2017.

Sheldon Karasik
Chairman/Chief Executive Officer